CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag
Executive Vice President
Chief Financial Officer
(563)589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC.
Declares Dividend on Preferred Stock

Dubuque, IA, July 23, 2020 - Heartland Financial USA, Inc. (NASDAQ: HTLFP), today announced that it declared a dividend of $211.94 per share on its Series E Preferred Stock, which results in a dividend of $0.52986111 per depositary share, to stockholders of record on September 30, 2020, for payment on October 15, 2020.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of approximately $13.3 billion. The Company provides banking, mortgage, private client, investment, treasury management, card services, and insurance to individuals and businesses. Heartland currently has 114 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy, including to the extent that they are affected by the COVID-19 pandemic and related restrictions on business and consumer activities; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business, including government programs offering relief from the COVID-19 pandemic; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending, including changes resulting from the COVID-19 pandemic; (x) unexpected outcomes of existing or new litigation involving the company, including claims resulting from our participation in and execution of government programs related to the COVID-19 pandemic; and (xi) changes in accounting policies and practices.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Heartland’s net income and the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks also predict that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
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